UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                                August 29, 2017
(Date of Report (Date of Earliest Event Reported))

                                  LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

One La-Z-Boy Drive, Monroe, Michigan	48162-5138

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 242-1444

                                                None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is hereby incorporated into Item 1.01 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview

On June 20, 2017, our board of directors unanimously approved and adopted the La-Z-Boy Incorporated 2017 Omnibus Incentive Plan, subject to the approval of our shareholders. On August 29, 2017, our shareholders approved the plan.

Summary of the New Omnibus Plan

The following summary of the new omnibus plan is qualified in its entirety by reference to the complete text of the new omnibus plan included as Exhibit 10.1 to this Current Report on Form 8-K.

Plan Term

Upon shareholder approval, the new omnibus plan will be effective April 29, 2018. No new awards may be granted under it after June 19, 2027. However, the term and exercise of awards granted before then may extend beyond that date. The board may terminate the new omnibus plan at any time with respect to all future awards.

Eligibility

The board or the compensation committee will select which eligible persons will receive awards and the award’s size, terms, conditions and restrictions.

Administration

The new omnibus plan is to be administered by the board or a committee to which the board delegates the appropriate authority. The board delegated the powers and authority to administer the plan to the compensation committee.

Available Awards

The new omnibus plan provides for equity-based compensation in the form of (1) stock options, including incentive stock options (“ISOs”); (2) stock appreciation rights (“SARs”); (3) restricted stock and restricted stock units (“RSUs”); (4) unrestricted stock awards; (5) performance awards; and (6) related dividend equivalent rights. Each award granted under the new omnibus plan will be evidenced by an award agreement containing such terms and provisions, consistent with the new omnibus plan, as the committee may approve.

Shares Available Under the New Omnibus Plan

Subject to adjustment as provided for in the new omnibus plan, the number of shares of common stock subject to grants under the plan will not exceed in the aggregate 5.85 million shares.

Award Limitations

Subject to adjustments as provided for in the new omnibus plan: (i) no participant may be granted stock options or SARs for more than 500,000 shares of common stock for each type of award during any calendar year; (ii) no participant may be granted stock awards other than an option or SAR for more than 500,000 shares of La-Z-Boy common stock for each type of award during any calendar year; and (iii) the maximum dollar value that may be earned by any participant with respect to performance awards denominated in cash and intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code for any 12-month performance period (as established by the board) is $3 million, and for a longer-term performance period, $4 million. No director may be granted cash and equity awards in excess of $400,000 annually.

Repricing Prohibited

Except in connection with an adjustment involving a corporate transaction or similar event, the board may not authorize the amendment of any outstanding stock option or SAR to reduce the exercise or base price, and no outstanding stock option or SAR may be cancelled in exchange for other awards, or cancelled in exchange for stock options or SARs having a lower exercise or base price, or cancelled in exchange for cash, without the approval of our shareholders.

Performance Measures

The committee will establish measurable performance objectives for participants who receive performance awards under the new omnibus plan. Performance measures may be based on either company-wide objectives or objectives that relate to the performance of the subsidiary or division, business segment, or business unit within La-Z-Boy or a subsidiary in which the participant is employed. Performance measures may be based on the attainment of specified levels of one or any combination of the following: (i) net earnings or net income; (ii) operating earnings; (iii) pretax earnings; (iv) earnings per share; (v) share price, including growth measures and total stockholder return; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation and/or amortization; (viii) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (ix) gross or operating margins; (x) return measures, including return on assets, capital, investment, equity, sales or revenue; (xi) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (xii) productivity ratios; (xiii) expense targets; (xiv) market share; (xv) financial ratios as provided in credit agreements of La-Z-Boy and its subsidiaries; (xvi) working capital targets; (xvii) completion of acquisitions of businesses or companies; (xviii) completion of divestitures and asset sales; and (xix) any combination of any of the foregoing business criteria.

Amendment and Termination of the New Omnibus Plan

The committee may, at any time and from time to time, amend, suspend, or terminate the plan as to any shares of stock for which awards have not been made, except that we must submit for shareholder approval any plan amendment where shareholder approval is required by applicable law or stock exchange listing requirements, or that would otherwise materially: (i) increase the benefits accrued to participants under the plan, (ii) increase the numbers of securities that may be issued under the plan (other than an increase pursuant to the adjustment provisions in the plan), or (iii) modify the requirements for participation in the plan. The committee may not, without a participant’s consent, amend the plan to impair in any material respect the participant’s rights under any award that the participant has already been granted.

Vesting and Exercise of an Award

The award agreement governing an award will specify the period during which the right to exercise the award in whole or in part vests, including the events or conditions on which the vesting will occur or may accelerate. All awards, except unrestricted stock awards, will be subject to at least one year vesting.

Generally, a stock option or SAR may be exercised only while the recipient remains an employee of La-Z-Boy or its subsidiaries or a nonemployee director of La-Z-Boy or, in the case of a stock option, for 90 days following the participant’s termination of service (unless the option expires, earlier). In the event of retirement, vesting for non-qualified stock options and SARs will accelerate and remain exercisable for three years, unless the option expires earlier.

When a participant’s employment terminates because of death or disability, if the participant held restricted stock or RSUs with a restriction on transfer that has not lapsed, or other share-based awards that have not been fully earned, or shares of La-Z-Boy stock subject to any other transfer restriction imposed under the plan, the committee may, in its sole discretion and as permitted by law, take such action as it deems equitable in the circumstances or in La-Z-Boy’s best interests, including accelerating vesting and waiving or modifying any performance or other period, any performance measure, or any other requirement, condition, restriction or limitation applicable to any such award.

Adjustments

The committee may, in its sole discretion exercised in good faith, adjust the number and kind of shares covered by outstanding awards under the new omnibus plan and, in the case of stock options and SARs, the applicable exercise or base prices, to equitably prevent dilution or enlargement of the rights of participants in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, share split, reverse share split, spin-off or similar transaction or other change in corporate structure affecting the shares of common stock or its value.

Limited Transferability

No award and no shares of La-Z-Boy common stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Withholding Taxes

If we are required to withhold federal, state, local or foreign taxes in connection with any payment made to or benefit realized by a participant or other person under the new omnibus plan, and the amounts available to us for withholding are insufficient, receipt of the payment or benefit will be conditioned on the participant’s or other person’s making arrangements satisfactory to us to pay the balance of the taxes we are required to withhold, which arrangements (in the committee’s discretion) may include relinquishing a portion of the benefit.

Compliance with Section 409A of the Internal Revenue Code

We intend that the new omnibus plan and any grants made under it comply with or be exempt from applicable provisions of Section 409A of the Internal Revenue Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the participants. The new omnibus plan and any grants made under it are to be administered in a manner consistent with this intent.

Termination

No grant under the new omnibus plan may be made after June 19, 2027, but all grants made on or before June 19, 2027 will continue in effect after that date unless they terminate under their terms or the terms of the plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)       Our annual meeting of shareholders was held on August 29, 2017.

(b)      There were 48,577,316 shares eligible to vote, and 44,001,801 shares, or 90.58% of the outstanding shares, were voted in person or by proxy at the meeting.  The final results of the voting on the proposals submitted to a vote of the shareholders are set out below.

Proposal 1: Election of nine Directors for one-year terms expiring in 2018. The following individuals were elected to serve as directors for terms expiring in 2018 pursuant to the final vote totals as follows:

	Shares
	Voted	Shares	Broker
	For	Withheld	Non-Votes
Kurt L. Darrow	38,921,206	1,254,123	3,826,472
Sarah M. Gallagher	40,049,833	125,496	3,826,472
Edwin J. Holman	40,048,982	126,347	3,826,472
Janet E. Kerr	39,920,841	254,488	3,826,472
Michael T. Lawton	40,074,395	100,934	3,826,472
H. George Levy, M.D.	39,931,327	244,002	3,826,472
W. Alan McCollough	40,111,574	63,755	3,826,472
Lauren B. Peters	40,133,967	41,362	3,826,472
Dr. Nido R. Qubein	40,030,346	144,983	3,826,472

Proposal 2: Approval of the 2017 Omnibus Incentive Plan.  Shareholders approved the Company’s  2017 Omnibus Incentive Plan consistent with the recommendation made with respect to this proposal by the Company’s Board of Directors.  The vote totals were as follows:

Shares voted For	35,475,156
Shares voted Against	4,628,500
Shares abstained	71,673
Broker non-votes	3,826,472

Proposal 3: Approval, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say on Pay”).  Shareholders approved a non-binding advisory resolution approving the compensation paid to the named executive officers as set forth in the Company’s Proxy Statement for the 2017 Annual Meeting. The vote totals were as follows:

Shares voted For	39,177,028
Shares voted Against	905,811
Shares abstained	92,490
Broker non-votes	3,826,472

Proposal 4: Advisory Vote on Frequency of Advisory Votes on Executive Compensation.  Shareholders approved a non-binding advisory resolution regarding the frequency of advisory approval of the compensation of the Company’s named executive officers.  The vote totals were as follows:

One year	30,836,183

Two years	404,824
Three years	8,896,414
Abstained	37,908
Broker non-votes	3,826,472

(d)      The Company has considered the outcome of this advisory vote and has determined, consistent with the recommendation made with respect to this proposal by the Company’s Board of Directors in the Proxy Statement for the 2017 Annual Meeting, that the Company will hold future “Say on Pay” votes on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation.  The next advisory vote regarding the frequency of “Say on Pay” is required to occur no later than our Annual Meeting of Shareholders in 2023.

Proposal 5: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal 2018.  The Shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year 2018 as set forth in the Company’s Proxy Statement for the 2017 Annual Meeting.  The vote totals were as follows:

Shares voted For	43,761,643
Shares voted Against	188,547
Shares abstained	51,611

Item 9.01 Financial Statements and Exhibits

(d)        The following exhibits are furnished as part of this report:

Description

10.1	La-Z-Boy Incorporated 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit A to definitive proxy statement for annual meeting of shareholders held August 29, 2017)

EXHIBIT INDEX

Exhibit No.	Description

10.1	La-Z-Boy Incorporated 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit A to definitive proxy statement for annual meeting of shareholders held August 29, 2017)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED

(Registrant)

Date: September 5, 2017

BY: /s/ Lindsay A. Barnes

Lindsay A. Barnes
Vice President, Corporate Controller and Chief Accounting Officer